Exhibit 10.66

AMENDMENT NUMBER THREE

TO THE ING AMERICAS SEVERANCE PAY PLAN,

AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008

WHEREAS, Section 4.2 of the ING Americas Severance Pay Plan as amended and restated effective as of January 1, 2008 (the “Plan”) reserves to ING North America Insurance Corporation (the “Company”) the power to amend the Plan; and

WHEREAS, the Company has decided to amend the Plan, effective October 1, 2009, to modify the Plan as it applies to certain repatriated and involuntarily terminated employees of the Company.

NOW, THEREFORE, BE IT RESOLVED the Company hereby amends the Plan effective October 1, 2009, as follows:

1.	Effective October 1, 2009, Section 1.18(f), shall be added to the definition of Qualified Termination to read as follows:

An Eligible Employee declining to continue employment where business needs require the Eligible Employee’s job to be performed at home for all or a significant part of the workweek, including an Eligible Employee who declines to commence such a home work location arrangement. If, as a result of business needs, an Eligible Employee transitions from working in an office to a home location, and within 30 days of commencing the home work location arrangement, the Eligible Employee communicates his/her desire to cease employment, the Company may, in its discretion, offer enhanced severance benefits to the Eligible Employee.

2.	Effective October 1, 2009, Section 1.19, definition of Release Date is hereby amended in its entirety to read as follows:

1.19

Release Date means for each Eligible Employee, the official last date at work established by the Company or his or her Participating Employer. With respect to Eligible Employees who are involuntarily terminated as described in Section 1.18(d), “Release Date” shall be the first day the Eligible Employee is released to return to work under the STD Program. With respect to Eligible Employees who are involuntarily terminated as described in Section 1.18(e), “Release Date” shall be no later than the 30th day following repatriation. With respect to Eligible Employees who are involuntarily terminated as described in Section 1.18(f), “Release Date” shall be the last date at work established by the Company or the Participating Employer.

3.	Except as expressly amended by this Amendment Number Three, the provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment Number Three to be signed by its duly authorized officer effective as of the date last executed below.

ING North America Insurance Corporation

By:	/s/ William Delahanty
William Delahanty
Head of Rewards and Operations

Date:	December 21, 2009

Amendment Three ING Americas Severance Pay Plan